                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 --------------

                                   FORM 8-K/A

                                 --------------

                       AMENDMENT NO. 2 TO CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported)      June 30, 1997
                                                 -----------------------

                                  FAIRCOM INC.
             ------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)


          Delaware                   0-15392                  87-0394057
----------------------------       -----------               -------------
(State or Other Jurisdiction       (Commission               (IRS Employer
      of Incorporation)            File Number)            Identification No.)


  333 Glen Head Road, Old Brookville, New York                   11545
  --------------------------------------------                 ----------
    (Address of Principal Executive Offices)                   (Zip Code)


Registrant's telephone number, including area code:       (516) 676-2644
                                                   ---------------------------

                                 Not Applicable
-------------------------------------------------------------------------------
         (Former Name or Former Address, if Changed Since Last Report)

         This amended Report on Form 8-K/A is being filed to further amend a Report on Form 8-K dated June 30, 1997 filed with the Commission on July 14, 1997, as amended by a Report on Form 8-K/A filed with the Commission on July 15, 1997. This Amendment No. 2 is filed to provide audited financial statements of the business acquired and the pro forma financial information of the Company reflecting the acquisition of the Stations. All defined terms used herein shall have the meanings given to them in such previously filed reports.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         A. FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

         1. The audited balance sheets of Treasure Radio as of November 30, 1996 and 1995, and the related statements of income, partners' deficit and cash flows for the years then ended, respectively, are included herein.

         2. The unaudited balance sheets of Treasure Radio as of June 30, 1997 and 1996 and the related statements of income and cash flows for the six months ended May 31, 1997 and 1996, are included herein.

         B. PRO FORMA FINANCIAL INFORMATION.

         The unaudited pro forma condensed consolidated statements of operations of the Company, which assume the acquisition took place on January 1, 1996, for the year ended December 31, 1996 and the six months ended June 30, 1997, and the notes thereto, are included herein. The condensed consolidated balance sheet of the Company as of June 30, 1997, which reflected the acquisition of the Stations, has been previously filed as part of the Company's Quarterly Report on Form 10-Q for the period then ended.

         C. EXHIBITS.

         2   Asset Purchase Agreement, dated May 20, 1997, by and between
Faircom Mansfield Inc. and Treasure Radio.

         4.1 Form of Class A Convertible Subordinated Promissory Note.*

         4.2 Form of Class B Convertible Subordinated Promissory Note.*

         23  Consent of Kopperman & Wolf Co.

         27  Financial Data Schedule.**

--------------
* Exhibit previously filed as part of Form 8-K dated June 30, 1997 and filed with the Commission on July 14, 1997.

** Exhibit previously filed as part of Quarterly Report on Form 10-Q for the period ended June 30, 1997.

K&W LOGO

                          TREASURE RADIO ASSOCIATES
                             LIMITED PARTNERSHIP

                             FINANCIAL STATEMENTS

                    YEARS ENDED NOVEMBER 30, 1996 AND 1995

                      (See Independent Auditors' Report)

K&W LOGO

                         INDEPENDENT AUDITORS' REPORT

Partners
Treasure Radio Associates
Limited Partnership
Cleveland, Ohio

   We have audited the accompanying balance sheets of Treasure Radio Associates Limited Partnership as of November 30, 1996 and 1995 and the related statements of income, partners' deficit, and cash flows for the years then ended. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

   We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Treasure Radio Associates Limited Partnership as of November 30, 1996 and 1995, and the results of its operations and cash flows for the years then ended, in conformity with generally accepted accounting principles.

                                            /s/ Kopperman & Wolf Co.

January 9, 1997

K&W LOGO

                TREASURE RADIO ASSOCIATES LIMITED PARTNERSHIP
                                BALANCE SHEET
                          NOVEMBER 30, 1996 AND 1995

                                                                            1996        1995
                                                                       ------------ -----------
                                 ASSETS
CURRENT ASSETS (Note 5)
 Cash and cash equivalents.............................................  $  233,827  $  332,174
 Accounts receivable, net of allowance for doubtful accounts of
  $15,000 for 1996 and 1995............................................     265,353     257,909
 Investments...........................................................     345,308           0
 Prepaid expenses......................................................      13,234       6,943
                                                                       ------------ -----------
    TOTAL CURRENT ASSETS...............................................     857,722     597,026
PROPERTY AND EQUIPMENT--AT COST (Notes 3 and 5)
 Land..................................................................     160,713     160,713
 Office furniture and equipment........................................     316,017     303,441
 Technical equipment...................................................     917,926     914,096
 Buildings and antenna systems.........................................   1,265,008   1,246,781
 Music, records and tapes..............................................     295,116     295,116
 Vehicles..............................................................      15,421      15,421
                                                                       ------------ -----------
                                                                          2,970,201   2,935,568
 Less accumulated depreciation.........................................   2,020,508   1,855,542
                                                                       ------------ -----------
                                                                            949,693   1,080,026
OTHER ASSETS (Note 5)
 Radio station licenses, call letters and goodwill.....................     323,336     354,175
 Loan fees.............................................................      48,981      29,845
                                                                       ------------ -----------
                                                                            372,317     384,020
                                                                       ------------ -----------
                                                                         $2,179,732  $2,061,072
                                                                       ============ ===========

                     See Notes to the Financial Statements

K&W LOGO

                TREASURE RADIO ASSOCIATES LIMITED PARTNERSHIP
                          BALANCE SHEET (CONTINUED)
                          NOVEMBER 30, 1996 AND 1995

                                                                      1996          1995
                                                                 ------------- -------------
                LIABILITIES AND PARTNERS' DEFICIT

CURRENT LIABILITES
 Accounts payable--trade.........................................  $    11,409   $    27,240
 Accrued payroll and related taxes...............................       85,673        65,689
 Current portion of long-term liabilities (Note 5)...............      343,822       241,495
 Accrued interest................................................       40,530        60,421
 Advance payable--Interstate Management Consultants, Inc.
  (Note 8).......................................................       15,670        15,670
 Accrued management fee (Note 8).................................       39,900        39,900
 Other accrued expenses..........................................       29,078        13,183
                                                                 ------------- -------------
    TOTAL CURRENT LIABILITIES....................................      566,082       463,598
LONG-TERM LIABILITIES, Net of Current Portion (Note 5) ..........    2,816,463     3,151,566
COMMITMENTS AND CONTINGENCIES (Notes 3, 4, 5, 6 and 10)
PARTNERS' DEFICIT................................................   (1,202,813)   (1,554,092)
                                                                 ------------- -------------
                                                                   $ 2,179,732   $ 2,061,072
                                                                 ============= =============

                     See Notes to the Financial Statements

K&W LOGO
                TREASURE RADIO ASSOCIATES LIMITED PARTNERSHIP

                        STATEMENT OF PARTNERS' DEFICIT

                    YEARS ENDED NOVEMBER 30, 1996 AND 1995

                         1996           1995
                   -------------- --------------
Balance, Beginning   $(1,554,092)   $(1,689,791)
Net Income               351,279        135,699
                   -------------- --------------
Balance, Ending      $(1,202,813)   $(1,554,092)
                   ============== ==============

                     See Notes to the Financial Statements

K&W LOGO
                TREASURE RADIO ASSOCIATES LIMITED PARTNERSHIP

                             STATEMENT OF INCOME

                    YEARS ENDED NOVEMBER 30, 1996 AND 1995

                                                   1996         1995
                                              ------------ ------------
BROADCAST REVENUES, NET OF AGENCY COMMISSIONS   $2,256,075   $1,934,983

OPERATING EXPENSES
 Administrative                                    450,466      395,120
 Program                                           425,053      409,925
 Sales                                             468,572      388,660
 Technical                                          53,734       58,403
                                              ------------ ------------
Total Operating Expenses                         1,397,825    1,252,108
                                              ------------ ------------
Operating Income                                   858,250      682,875

OTHER INCOME
 Rental (note 6)                                     4,968        3,196
 Miscellaneous                                      10,810        7,403
                                              ------------ ------------
                                                    15,778       10,599
OTHER EXPENSES
 Interest                                          261,222      304,363
 Depreciation                                      164,966      165,688
 Amortization                                       66,561       57,724
 Management fee (note 8)                            30,000       30,000
                                              ------------ ------------
                                                   522,749      557,775
                                              ------------ ------------
 NET INCOME                                     $  351,279   $  135,699
                                              ============ ============

                     See Notes to the Financial Statements

K&W LOGO
                TREASURE RADIO ASSOCIATES LIMITED PARTNERSHIP

                           STATEMENT OF CASH FLOWS

                    YEARS ENDED NOVEMBER 30, 1996 AND 1995

                                                       1996         1995
                                                  ------------ ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
 Cash received from customers                       $2,158,769   $1,839,543
 Cash paid to employees                               (771,953)    (688,963)
 Cash paid for services and supplies                  (552,253)    (502,524)
 Interest paid                                        (280,914)    (275,995)
 Rent and interest received                             15,579        5,974
                                                  ------------ ------------
Net Cash Provided by Operating Activities              569,228      378,035

CASH FLOWS FROM INVESTING ACTIVITIES:
 Payments for purchase of investments                 (455,308)           0
 Proceeds from redemption of investments               110,000            0
 Payments for purchases of property and equipment      (24,370)     (13,426)
                                                  ------------ ------------
Net Cash Used by Investing Activities                 (369,678)     (13,426)

CASH FLOWS FROM FINANCING ACTIVITIES:
 Principal payments on long-term liabilities - net    (243,039)    (179,467)
 Payments for loan refinancing                         (54,858)           0
                                                  ------------ ------------
 Net Cash Used by Financing Activities                (297,897)    (179,467)
                                                  ------------ ------------
 (Decrease) Increase in Cash                           (98,347)     185,142
 Cash and Cash Equivalents, Beginning                  332,174      147,032
                                                  ------------ ------------
 Cash and Cash Equivalents, Ending                  $  233,827   $  332,174
                                                  ============ ============

(Continued)
                     See Notes to the Financial Statements

K&W LOGO
                TREASURE RADIO ASSOCIATES LIMITED PARTNERSHIP

                     STATEMENT OF CASH FLOWS (CONTINUED)

                    YEARS ENDED NOVEMBER 30, 1996 AND 1995

                                                   1996       1995
                                               ---------- ----------
RECONCILIATION OF NET INCOME TO NET CASH
 PROVIDED BY OPERATING ACTIVITIES:

Net Income                                       $351,279   $135,699

Adjustments to Reconcile Net Income to Net
 Cash Provided by Operating Activities:
 Depreciation                                     164,966    165,688
 Amortization                                      66,561     57,724
 Barter transactions                                 (595)     2,419
 Changes in assets and liabilities:
  Increase in accounts receivable                  (6,849)   (36,548)
  (Increase) decrease in prepaid expenses          (6,291)     5,551
  (Decrease) increase in accounts payable         (15,831)     1,744
  Increase in accrued payroll and related
   taxes                                           19,984     18,366
  (Decrease) increase in accrued interest         (19,891)    28,368
  Increase (decrease) in other accrued
   expenses                                        15,895       (976)
                                               ---------- ----------
Net Cash Provided by Operations                  $569,228   $378,035
                                               ========== ==========
OTHER TRANSACTIONS NOT AFFECTING CASH:

  Revenues recognized from barter activities     $ 90,457   $ 64,697
                                               ========== ==========
  Expenses recognized from barter activities     $ 89,862   $ 67,116
                                               ========== ==========
  Assets acquired from barter activity           $      0   $  5,448
                                               ========== ==========
  Decrease in barter receivables                 $   (595)  $ (2,419)
                                               ========== ==========
  Assets acquired under capital lease            $ 10,263   $      0
                                               ========== ==========

                     See Notes to the Financial Statements

K&W LOGO

                TREASURE RADIO ASSOCIATES LIMITED PARTNERSHIP

                      NOTES TO THE FINANCIAL STATEMENTS

                    YEARS ENDED NOVEMBER 30, 1996 AND 1995

NOTE 1--NATURE OF OPERATIONS

   Treasure Radio Associates Limited Partnership (the Partnership) was organized as an Ohio limited partnership on January 5, 1987, with Treasure Radio, Inc. as its general partner. The Partnership operates both an AM radio station, WMAN, and an FM radio station, WYHT, in Mansfield, Ohio.

   WYHT-FM and WMAN-AM are currently operating under licenses from the Federal Communications Commission that must be renewed prior to October 1, 2003.

NOTE 2--SIGNIFICANT ACCOUNTING POLICIES

   The significant accounting policies of the Partnership are as follows:

   Cash and Cash Equivalents--Included in cash and cash equivalents in 1995 is a certificate of deposit with a maturity of less than three months. In 1996, a highly liquid money market fund is also included in cash and cash equivalents.

   Accounts Receivable and Bad Debts--Provisions for bad debts on accounts receivable are made in amounts required to maintain an adequate allowance to cover potential losses. Accounts determined to be uncollectible during the year are charged against this allowance or directly to bad debt expense in a manner to maintain an adequate allowance. Bad debt expense was $23,932 and $9,814 for the years ended November 30, 1996 and 1995, respectively.

   Investments--Investments consist of three United States Treasury Notes maturing in February, April and August 1997. Statement of Financial Accounting Standards No. 115, "Accounting for Certain Debt and Equity Securities," requires that these investments be recorded at market value; however, the difference between the cost and market value of these investments is immaterial.

   Depreciation--Depreciation of property and equipment is computed on the straight-line method at rates based on the expected useful lives of the assets, as follows:

              ASSETS                   LIFE
---------------------------------- ------------
Office furniture and equipment        5 years
Technical equipment                  10 years
Buildings and antenna systems        20 years
Music, records and tapes              5 years
Vehicles                              3 years

K&W LOGO

                TREASURE RADIO ASSOCIATES LIMITED PARTNERSHIP

                NOTES TO THE FINANCIAL STATEMENTS (CONTINUED)

                    YEARS ENDED NOVEMBER 30, 1996 AND 1995

NOTE 2--SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

   Amortization--Amortization of other assets is computed on the straight-line method at appropriate rates, based on the stated or expected lives of the related assets, as follows:

                OTHER ASSETS                              LIFE
------------------------------------------------      ------------
Radio station licenses, call letters and goodwill        20 years
Loan fees                                                 7 years

   Barter Contracts--The Partnership provides commercial air time in exchange for goods and services. All transactions are recorded based on the fair market value of the goods and services received. Revenue is recognized when the advertising is broadcast and the value of the goods and services is recorded when they are received or used.

   Taxes on Income--The individual partners are required to report their share of the Partnership's taxable income or loss on their respective tax returns. Therefore, no provision for taxes on income is made in the accompanying financial statements (Note 7).

   Use of Estimates--The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE 3--ASSETS ACQUIRED BY CAPITAL LEASE

   The Partnership leases various assets that have been capitalized in accordance with Financial Accounting Standards Board Statement No. 13 (Note
5). Following is a schedule of the assets acquired under capital leases which are included under property and equipment on the balance sheet.

                                  1996      1995
                              ---------- ---------
Office equipment                $ 19,995  $  9,732
Technical equipment               19,096    19,096
Buildings and antennas           384,465   384,465
                              ---------- ---------
                                 423,556   413,293
Less accumulated depreciation    192,435   168,330
                              ---------- ---------
                                $231,121  $244,963
                              ========== =========

K&W LOGO

                TREASURE RADIO ASSOCIATES LIMITED PARTNERSHIP

                NOTES TO THE FINANCIAL STATEMENTS (CONTINUED)

                    YEARS ENDED NOVEMBER 30, 1996 AND 1995

NOTE 4--COVENANTS NOT TO COMPETE

   As part of the purchase agreements for the radio stations, the Partnership agreed to make specified future payments to the sellers in return for their covenants not to compete. These payments were discounted at the Partnership's incremental borrowing rate to determine the values of the intangible assets and the related liabilities (Note 5) that were recorded on the balance sheet.

   Both of the covenants were restructured during the year ended November 30, 1993. One of the covenants not to compete had an original term of five years which expired May 8, 1992. The remaining unpaid obligation under this non-compete agreement has been amended to postpone the quarterly installments for a period of four years. The quarterly payments will resume on July 1, 1997 and continue through July, 2001 (Note 5). The other covenant not to compete had a term of seven years which expired June 16, 1994. As discussed in Note 5, modifications have been made to extend installment payments. The monthly payments for the period June 20, 1993 through May 20, 1997 were reduced to $1,667 and the final payment, due June 16, 1994, was replaced by 48 monthly installments of $3,092.

K&W LOGO

                TREASURE RADIO ASSOCIATES LIMITED PARTNERSHIP

                NOTES TO THE FINANCIAL STATEMENTS (CONTINUED)

                    YEARS ENDED NOVEMBER 30, 1996 AND 1995

NOTE 5--LONG-TERM LIABILITIES

   Long term debt consists of a note payable to Star Bank, capital leases, covenants and management fees (Note 9). The note payable to Star Bank is the result of a refinancing of the Partnership's previous loan agreement with Bank of America during the year ended November 30, 1996. Following is a description of the Star Bank note payable, in accordance with the terms of the agreement dated May 13, 1996:

   The Star Bank note payable, initially amounting to $2,350,000, is an eighty-four month term loan with payments commencing July 1, 1996 and ending June 1, 2003. Monthly principal payments are due in the amount of $25,000 from July 1, 1996 through June 1, 1999, $29,167 from July 1, 1999 through June 1, 2002 and $33,333 from July 1, 2002 through May 1, 2003. All remaining principal, along with any accrued interest, is due June 1, 2003.

   Interest is payable monthly on the outstanding loan balance at a rate of 9.05% per annum until May, 2000. At that time, the Partnership will be able to select either the bank's "Prime Based Rate" or "Cost of Funds Based Rate" on which the remaining interest payments will be based.

   The Star Bank loan agreement contains various loan covenants including assurance of the maintenance and continuance of the business, maintenance of various financial ratios, reporting requirements and limitations on loans, investments, partner distributions, capital expenditures, lease obligations and management fees. The loan is collateralized by essentially all assets of the Partnership and each limited partner's interest in the Partnership and is guaranteed by the general partner of the Partnership (Note 8).

   If prepaid, this loan is subject to a fee equal to the difference between the net present value of the prepaid amount, including interest, and the principal amount of the prepayment on the date of payment.

   Following is a schedule of long-term debt:

                                             1996        1995
                                        ------------ -----------
Star Bank                                 $2,225,000  $        0

Bank of America--paid in full in May,
 1996 with proceeds from Star Bank loan            0   2,418,314

Richland, Inc.--payments due under
 covenant not to compete (Note 4);
 effective interest rate 2.41%; per
 modified agreement, monthly payments
 of $1,667 beginning June 20, 1993
 through May 20, 1997, and for the
 period June 20, 1997 through May 20,
 2001, monthly payments $3,092;
 subordinated to the Star Bank debt          150,936     167,087

Capital Lease Obligation--Madison
 Leasing--incurred in connection with
 the acquisition of equipment;
 effective interest rate at November
 30, 1996 was 16.33%; payable in
 monthly payments of $251, including
 interest through February, 2001;
 collateral, equipment                         9,177           0
                                        ------------ -----------
Balance Carried Forward                   $2,385,113  $2,585,401

K&W LOGO

                TREASURE RADIO ASSOCIATES LIMITED PARTNERSHIP

                NOTES TO THE FINANCIAL STATEMENTS (CONTINUED)

                    YEARS ENDED NOVEMBER 30, 1996 AND 1995

NOTE 5--LONG-TERM LIABILITIES (CONTINUED)

                                                                          1996         1995
                                                                     ------------ ------------
Balance Brought Forward                                                $2,385,113   $2,585,401

Greater Mansfield Broadcasting Company--payments under covenant not to compete (Note 4); effective interest rate, 3.18%; per modified agreement, payments deferred until July 1, 1997 at which time quarterly payments of $6,250 will be due for a period of four years; secured by property and equipment; subordinated to the Star
 Bank debt                                                                 91,362       88,507

Capital Lease Obligation--payments due under a capital lease of transmitter sites; discounted at the Partnership's incremental borrowing rate at date of acquisition, yielding an effective interest rate of 7.045%; payable in monthly payments of $2,500 through May, 1997, monthly payments of $2,782 from June 7, 1997
 through May 7, 2001 when a final payment of $265,000 is due              319,948      327,130

Capital Lease Obligation--Fuerst & Co.--incurred in connection with the acquisition of equipment; effective interest rate at November
 30, 1996 and 1995 was 14.18%; payable in monthly payments of $141,
 including interest through June of 1997; collateral, equipment               942        2,387

Loan Facility Fee Payable--Bank of America--$75,000 fee payable at maturity on the Bank of America loan (September 30, 1997); if loan were prepaid by December 31, 1995, the fee due was $25,000; if loan were prepaid by December 31, 1996, the fee due was $50,000; this loan was prepaid in May, 1996, at which time the Partnership paid a
 negotiated fee of $25,000                                                      0       25,000

Interstate Management Consultants, Inc. (Note 8)--payments due under a promissory note; interest rate, 10%; interest is due annually on
 February 1st beginning in 1989; subordinated to the Star Bank debt        50,000       50,000

Capital Lease Obligation--Reserve Management, Inc.--incurred in connection with the acquisition of equipment; effective interest rate at November 30, 1996 and 1995 was 14.9%; payable in monthly payments of $189, including interest through March, 1998;
 collateral, equipment                                                      2,720        4,436
                                                                     ------------ ------------
Balance Carried Forward                                                $2,850,085   $3,082,861

K&W LOGO

                TREASURE RADIO ASSOCIATES LIMITED PARTNERSHIP

                NOTES TO THE FINANCIAL STATEMENTS (CONTINUED)

                    YEARS ENDED NOVEMBER 30, 1996 AND 1995

NOTE 5--LONG-TERM LIABILITIES (CONTINUED)

                                                                      1996         1995
                                                                 ------------ ------------
Balance Brought Forward                                            $2,850,085   $3,082,861

Interstate Management Consultants, Inc. (Note 8)--payments due for unpaid management fees, reclassified to non-current since debt is subordinated to the Star Bank debt; non-interest
 bearing; unsecured                                                   310,200      310,200
                                                                 ------------ ------------
Total Long-Term Liabilities                                         3,160,285    3,393,061
Less Current Portion                                                  343,822      241,495
                                                                 ------------ ------------
Long-Term Liabilities, Net of Current Portion                      $2,816,463   $3,151,566
                                                                 ============ ============

   Following is a schedule of the maturities of long-term liabilities, including capital lease obligations as of November 30, 1996:

                                         PRINCIPAL
YEARS ENDING                              PAYMENTS   FUTURE MINIMUM  MANAGEMENT
NOVEMBER 30,                              ON NOTES   LEASE PAYMENTS     FEES
-------------------------------------- ------------ -------------- ------------
1997                                     $  327,000     $ 37,910      $      0
1998                                        356,870       37,154             0
1999                                        379,268       36,401             0
2000                                        410,044       36,401             0
2001                                        389,959      280,018             0
Thereafter                                  654,157            0       310,200
                                       ------------ -------------- ------------
                                                         427,884
Less amounts representing interest and
 maintenance fees                                         95,097
                                                    --------------
Total notes payable                      $2,517,298
                                       ============
Present value of net lease payments                     $332,787
                                                    ==============
Accrued management fees                                               $310,200
                                                                   ============
Total Long-Term Liabilities              $3,160,285
                                       ============

K&W LOGO

                TREASURE RADIO ASSOCIATES LIMITED PARTNERSHIP

                NOTES TO THE FINANCIAL STATEMENTS (CONTINUED)

                    YEARS ENDED NOVEMBER 30, 1996 AND 1995

NOTE 6--COMMITMENTS AND CONTINGENCIES

   As part of the original purchase on May 8, 1987, the Partnership also acquired the leases of two houses. As of November 30, 1996, both of these houses are being subleased under month-to-month leases. The net rental income for 1996 and 1995 under these leases amounted to $4,967 and $3,196, respectively. There are no future minimum rents due under these arrangements.

NOTE 7--TAXABLE INCOME

   The individual partners are required to report their share of the Partnership's taxable income on their respective tax returns. Following is a reconciliation of the Partnership's net income for financial reporting purposes to its taxable income for 1996 and 1995:

                                            1996       1995
                                        ---------- ----------
Net Income for Financial Reporting        $351,279   $135,699

Permanent Differences:
 Non-deductible amortization                30,838     30,838
 Other                                       3,777      2,878
                                        ---------- ----------
                                            34,615     33,716
Timing Differences:
 Depreciation differences                   84,910     81,575
 Real estate taxes accrued but not paid        200        100
 Accrued vacation pay                        1,704     (1,471)
 Allowance for doubtful accounts                 0      2,000
 Accrued compensation                            0     (7,360)
 Accrued interest                            5,000      5,000
 Accrued commissions                         1,184       (471)
 Capital lease differences                    (895)         0
                                        ---------- ----------
                                            92,103     79,373
                                        ---------- ----------
Taxable Income                            $477,997   $248,788
                                        ========== ==========

K&W LOGO

                TREASURE RADIO ASSOCIATES LIMITED PARTNERSHIP

                NOTES TO THE FINANCIAL STATEMENTS (CONTINUED)

                    YEARS ENDED NOVEMBER 30, 1996 AND 1995

NOTE 8--RELATED PARTY TRANSACTIONS

   Treasure Radio, Inc. is the sole general partner of the Partnership, and has a 60.5% interest in the Partnership. Treasure Radio, Inc. is a wholly-owned subsidiary of Interstate Management Consultants, Inc. (Interstate).

   Interstate provides management services to the Partnership. In return, the Partnership has agreed to pay a management fee to Interstate equal to 15% of the Partnership's net income before the management fee, depreciation, amortization, interest expense and income taxes. The parties, in order to comply with stipulations of the bank agreements, agreed to a reduced management fee of $30,000 for 1996 and 1995 which was paid in each of those years.

   Interstate also paid organization and start-up costs amounting to $57,835 on behalf of the Partnership. During 1987, the Partnership repaid $42,165 leaving a balance due to Interstate of $15,670.

   The sole shareholder of Interstate is an attorney who is associated with a law firm that provides legal services to the Partnership. Amounts incurred for services provided by attorneys of this law firm, other than the sole shareholder (for whose services no charge was made), for 1996 and 1995 totaled $17,688 and $4,361, respectively. Of the $17,688 incurred in 1996, $13,182 was capitalized and is being amortized in connection with the refinancing of the Partnership's loan agreement (Note 5).

   The sole shareholder of Interstate is also the owner of another company with which the Partnership has a capital lease agreement. This lease agreement has a term of five years, and expires in 1997 (Note 5).

   During the year ended November 30, 1988, Interstate loaned the Partnership an additional $50,000 (Note 5).

NOTE 9--DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS

   The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate that value under Statement of Financial Accounting Standards No. 107, Disclosures about Fair Value of Financial Instruments.

   CASH, ACCOUNTS RECEIVABLE, INVESTMENTS AND PREPAID EXPENSES--The carrying amount approximates fair value because of the short maturity of those instruments.

   ADVANCE PAYABLE, ACCOUNTS PAYABLE AND OTHER ACCRUED EXPENSES--The carrying amount approximates fair value because of the short maturity of those instruments.

   LOAN PAYABLE, BANK--the carrying amount approximates fair value because the interest rate charged approximates current market rates.

   NOTE PAYABLE INTERSTATE MANAGEMENT CONSULTANTS, INC.--The carrying amount approximates fair value because the interest rate being charged approximates the Partnership's incremental borrowing rate.

K&W LOGO

                TREASURE RADIO ASSOCIATES LIMITED PARTNERSHIP

                NOTES TO THE FINANCIAL STATEMENTS (CONTINUED)

                    YEARS ENDED NOVEMBER 30, 1996 AND 1995

NOTE 9--DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS (CONTINUED)

   COVENANTS NOT TO COMPETE--The carrying amounts of the Richland Incorporated and Greater Mansfield Broadcasting Company covenants not to compete do not approximate fair value because the interest rates implicit in these agreements are 2.41% and 3.18%, respectively (Note 5). In order to estimate the fair value of these covenants, the expected future cash flows have been discounted at the Partnership's incremental borrowing rate.

   The fair values of the covenants not to compete which do not approximate carrying value are as follows:

                                                  NOVEMBER 30,
                                                      1996
                                             ---------------------
                                               CARRYING     FAIR
                                                AMOUNT     VALUE
                                             ---------- ----------
Payments due under covenants not to compete:
 Richland, Inc.                                $150,936   $129,080
 Greater Mansfield Broadcasting Company          91,362     81,722
                                             ---------- ----------
                                               $242,298   $210,802
                                             ========== ==========

   It is not practicable to estimate the fair value of a liability representing unpaid management fees in the amount of $310,200. This liability, as discussed in Note 5, is non-interest bearing and unsecured. The liability is also subordinate to the Star Bank loan agreement and would probably be subordinate to any future senior debt. Because of this subordination, it is impracticable to estimate a future repayment schedule and therefore a term over which future cash flows can be discounted.

NOTE 10--SALE OF BUSINESS

   On January 23, 1997, the Partnership entered into an Asset Purchase Agreement to sell substantially all of the assets of the radio stations, excluding cash and accounts receivable. The sales price is $7,350,000, subject to customary contingencies and post closing adjustments. An escrow deposit of $400,000 was made by the buyer upon execution of the Agreement. Closing of the sale is contingent upon Federal Communications Commission approval. The balance of the purchase price is due at closing, except for a $200,000 eighteen month holdback.

   Concurrent with the closing, non-compete agreements will be executed by Treasure Radio, Inc. (general partner) and the sole shareholder of Interstate Management, Inc. (the owner of Treasure Radio, Inc.).

                 Treasure Radio Associates Limited Partnership
                            Condensed Balance Sheets
                             May 31, 1997 and 1996
                                  (Unaudited)


                                                                     1997          1996
                                                                     ----          ----

ASSETS

Current assets:
  Cash and cash equivalents                                     $   200,765    $   387,986
  Accounts receivable, net of allowance for doubtful accounts       287,735        316,410
  Investments                                                       490,529           --
  Prepaid expenses and other current assets                           3,348          7,468
                                                                -----------    -----------

Total current assets                                                982,377        711,864
                                                                -----------    -----------

Property and equipment                                              868,321      1,010,401
                                                                -----------    -----------

Other assets:
  Radio station, licenses, call letters and goodwill                307,918        338,755
  Loan fees                                                          45,050         35,499
                                                                -----------    -----------

                                                                    352,968        374,254
                                                                -----------    -----------

                                                                $ 2,203,666    $ 2,096,519
                                                                ===========    ===========

LIABILITIES AND PARTNERS' DEFICIT

Current liabilities:
  Accounts payable - trade                                      $    13,252    $    43,570
  Accrued payroll and related taxes                                  82,587         68,997
  Current portion of long-term liabilities                          300,000        300,000
  Accrued interest                                                   26,250         33,485
  Other current liabilities                                          43,259         56,219
                                                                -----------    -----------

Total current liabilities                                           465,348        502,271

Long-term liabilities, net of current portion                     2,695,636      2,993,887

Partners' deficit                                                  (957,318)    (1,399,639)
                                                                -----------    -----------

                                                                $ 2,203,666    $ 2,096,519
                                                                ===========    ===========

                 Treasure Radio Associates Limited Partnership
                       Condensed Statements of Operations
                     Six Months Ended May 31, 1997 and 1996
                                  (Unaudited)

                                                     1997          1996
                                                     ----          ----

Net broadcasting revenues                        $ 1,160,579    $ 1,059,546
                                                 -----------    -----------

Operating expenses:

  Programming and technical expenses                 263,868        251,212

  Selling, general and administrative expenses       450,148        398,075

  Depreciation and amortization                      102,449        111,061

  Corporate expenses                                  15,000         15,000
                                                 -----------    -----------

      Total operating expenses                       831,465        775,348
                                                 -----------    -----------

Income from operations                               329,114        284,198

Interest expense                                     (98,096)      (135,698)

Other income                                          14,477          5,953
                                                 -----------    -----------

Income before taxes on income                        245,495        154,453

Taxes on income                                         --             --
                                                 -----------    -----------

Net income                                       $   245,495    $   154,453
                                                 ===========    ===========

                 Treasure Radio Associates Limited Partnership
                       Condensed Statements of Cash Flows
                     Six Months Ended May 31, 1997 and 1996
                                  (Unaudited)

                                                                          1997         1996
                                                                          ----         ----
Cash flows from operating activities:
Net income                                                              $ 245,495    $ 154,453

Adjustments to reconcile net income to net cash provided by operating activities:
    Depreciation and amortization                                         102,449      111,061
    Changes in assets and liabilities:
      Increase in accounts receivable                                     (22,382)     (58,501)
      Decrease (increase) in prepaid expenses                               9,886         (525)
      Increase in accounts payable                                          1,843       16,330
      (Decrease) increase in accrued payroll and related taxes             (3,086)       3,308
      Decrease in accrued interest                                        (14,280)     (26,936)
      Decrease in other current liabilities                               (41,389)     (12,534)
                                                                        ---------    ---------

Net cash provided by operating activities                                 278,536      186,656
                                                                        ---------    ---------

Cash flows from investing activities:
  Payments for purchases of investments                                  (380,583)        --
  Proceeds from redemption of investments                                 235,362         --
  Payments for purchases of property and equipment                         (1,728)     (12,575)
                                                                        ---------    ---------

Net cash used in investing activities                                    (146,949)     (12,575)
                                                                        ---------    ---------

Cash flows from financing activities:
  Principal payments on long-term liabilities                            (164,649)     (99,174)
  Payments for loan refinancing                                              --        (19,095)
                                                                        ---------    ---------

Net cash used in financing activities                                    (164,649)    (118,269)
                                                                        ---------    ---------

(Decrease) increase in cash and cash equivalents                          (33,062)      55,812

Cash and cash equivalents, beginning                                      233,827      332,174
                                                                        ---------    ---------

Cash and cash equivalents, ending                                       $ 200,765    $ 387,986
                                                                        =========    =========


                 TREASURE RADIO ASSOCIATES LIMITED PARTNERSHIP


                      NOTE TO INTERIM FINANCIAL STATEMENTS


     1. Basis of Presentation

     The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information. Accordingly, they do not include all the information and footnotes required by generally accepted accounting principles for completed financial statements. In the opinion of management, the statements include all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the results for the interim periods. The results of operations for any interim period are not necessarily indicative of the results for a full year.

     It is suggested that these interim financial statements be read in conjunction with the financial statements and notes thereto included in the Treasure Radio Associates Limited Partnership's audited financial statements for the fiscal years ended November 30, 1996 and 1995.

                                 FAIRCOM INC.


           PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

                                  INTRODUCTION

         As of June 30, 1997, Faircom Inc. (the "Company"), through a wholly-owned subsidiary, Faircom Mansfield Inc. ("Faircom Mansfield"), acquired the assets and operations of two commercial radio stations, WMAN-AM and WYHT-FM, both located in Mansfield, Ohio (the "Stations"), from Treasure Radio Associates Limited Partnership ("Treasure Radio") and its principals. The acquisition was consummated pursuant to the terms of an Asset Purchase Agreement, made as of May 20, 1997 (the "Agreement"), by and among the Company, Treasure Radio and Harrison M. Fuerst, a principal of Treasure Radio. Under the terms of the Agreement, Treasure Radio received aggregate consideration of $7,350,000 in cash. In addition, the Company paid $300,000 in cash to Mr. Fuerst in consideration of a five year non-compete agreement. The Stations were acquired using a portion of the funds provided by the financing activities of the Company described below.

         As of June 30, 1997, the Company completed the sale of $10,000,000 aggregate principal amount of its convertible subordinated promissory notes due July 1, 2002 (the "Notes"). The Notes consist of Class A and Class B convertible subordinated promissory notes, each in the aggregate principal amount of $5,000,000. The Class A Notes are convertible into 11,242,500 shares of the Company's common stock, $.01 par value (the "Common Stock"), and the Class B Notes into 7,769,500 shares of Common Stock. The aggregate 19,012,000 of such shares on full conversion of the Notes would represent 67.1% of the Company's outstanding Common Stock on a fully diluted and adjusted basis. The Notes bear interest at 7% per annum, compounded quarterly, payable at the maturity of the Notes. The Notes have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration under the Act or an applicable exemption from registration.

         The proceeds from the sale of the Notes were used (i) to purchase for $6,400,000 from Citicorp Venture Capital, Ltd. ("Citicorp") the Company's 8.65% Senior Convertible Note ("Convertible Note") in the principal amount of $181,630 due December 1, 2004 and the Company's 10% Senior Exchangeable Note ("Exchangeable Note") in the principal amount of $500,000 due December 1, 2004, representing all of Citicorp's interests in the Company, and (ii) to pay a portion of the purchase price for the acquisition of the Stations and the legal and other fees and expenses of such acquisition and related financing.

         The Company also refinanced its existing senior secured term loan credit facility with AT&T Commercial Finance Corporation ("AT&T"). As part of the refinancing, the Company increased its outstanding debt to AT&T from $7,371,000 to $12,500,000. The additional borrowing was used for the acquisition of the Stations and related expenses. The term loan matures July 1, 2002 with optional renewal by the Company under certain circumstances for an additional five years. Interest on the term loan initially is at the rate of 4.50% over 30 day commercial paper rates.

         The acquisition, which was accounted for as a purchase whereby the assets acquired were recorded at fair values, was previously reported in the balance sheet included in the Company's Form 10-Q filed for the quarterly period ended June 30, 1997. Accordingly, no pro forma balance sheet is included in this Form 8-K filing.

         The accompanying condensed consolidated statements of operations illustrate the effects of the acquisition ("Pro Forma") on the Company's results of operations, and are based on the historical statements of operations of the Company and Treasure Radio for the year ended December 31, 1996 and November 30, 1996, respectively, and the six months ended June 30, 1997 and May 31, 1997, respectively. The pro forma condensed consolidated statements of operations assume the acquisition took place on January 1, 1996.

         The pro forma condensed consolidated statements of operations may not be indicative of the actual results of the acquisition, and should be read in connection with the historical financial statements of the Company and Treasure Radio.

                                  Faircom Inc.
            Pro Forma Condensed Consolidated Statement of Operations
                          Year Ended December 31, 1996
                                  (Unaudited)

                                                                  Faircom         Treasure Radio
                                                                Year Ended          Year Ended
                                                            December 31, 1996   November 30, 1996   Adjustments      Pro Forma
                                                            ----------------------------------------------------------------------

Net broadcasting revenues                                      $ 4,873,954        $  2,256,075                      $ 7,130,029
                                                              ---------------------------------                    -------------
Operating expenses:

Programming and technical expenses                               1,218,160             478,787                        1,696,947

Selling, general and administrative expenses                     1,775,059             919,038                        2,694,097

Depreciation and amortization                                      321,263             231,527       510,473 (1)      1,063,263

Corporate expenses                                                 336,643              30,000                          366,643
                                                              ---------------------------------                    -------------

    Total operating expenses                                     3,651,125           1,659,352                        5,820,950
                                                              ---------------------------------                    -------------

Income from operations                                           1,222,829             596,723                        1,309,079

Interest expense                                                  (698,643)           (261,222)     (446,250)(2)     (1,406,115)

Other income                                                         7,346              15,778                           23,124

Provision for appraisal right                                     (215,000)                  -                         (215,000)
                                                              ---------------------------------                    -------------
Income (loss) before taxes on income and extraordinary items       316,532             351,279                         (288,912)

Taxes on income                                                     37,692                   -             - (3)         37,692
                                                              ---------------------------------                    -------------

Income (loss) before extraordinary items                       $   278,840        $    351,279                      $  (326,604)
                                                              =================================                    =============

Income (loss) before extraordinary items per common share      $      0.04                                          $     (0.04)
                                                              =============                                        =============

      Weighted average number of shares outstanding              7,378,199                                            7,378,199
                                                              =============                                        =============

                                  Faircom Inc.
            Pro Forma Condensed Consolidated Statement of Operations
                         Six Months Ended June 30, 1997
                                  (Unaudited)

                                                                 Faircom         Treasure Radio
                                                            Six Months Ended    Six Months Ended
                                                              June 30, 1997       May 31, 1997      Adjustments    Pro Forma
                                                            -----------------------------------------------------------------
Net broadcasting revenues                                     $ 2,158,259          $ 1,160,579                    $ 3,318,838
                                                             ----------------------------------                  -------------
Operating expenses:

Programming and technical expenses                                616,961              263,868                        880,829

Selling, general and administrative expenses                      864,459              450,148                      1,314,607

Depreciation and amortization                                     157,248              102,449      268,551 (1)       528,248

Corporate expenses                                                210,214               15,000                        225,214
                                                             ----------------------------------                  -------------

    Total operating expenses                                    1,848,882              831,465                      2,948,898
                                                             ----------------------------------                  -------------

Income from operations                                            309,377              329,114                        369,940

Interest expense                                                 (350,275)             (98,096)    (255,640)(2)      (704,011)

Other income                                                        1,964               14,477                         16,441
                                                             ----------------------------------                  -------------

Income (loss) before taxes on income and extraordinary items      (38,934)             245,495                       (317,630)

Taxes on income                                                    33,542                    -            - (3)        33,542
                                                             ----------------------------------                  -------------

Income (loss) before extraordinary items                      $   (72,476)         $   245,495                    $  (351,172)
                                                             ==================================                  =============

Income (loss) before extraordinary items per common share     $     (0.01)                                        $     (0.05)
                                                             =============                                       =============

Weighted average number of shares outstanding                   7,378,199                                           7,378,199
                                                             =============                                       =============

                                  Faircom Inc.
       Notes to Pro Forma Condensed Consolidated Statements of Operations
                                  (Unaudited)


Note A - Basis of Presentation

              Reference is made to the "Introduction" at page 24.

Note B - Pro Forma Adjustments

                                                                         Range of
                                                                         Estimated            Year Ended          Six Months Ended
                                                                         Useful Lives      December 31, 1996        June 30, 1997
                                                                        --------------     -----------------      ----------------
(1)  Adjustments to depreciation and amortization
         attributable to the excess of the cost of assets
         acquired over their historical carrying values:
             Property and equipment                                      3-12 years            $  220,034             $  109,400
             Intangible assets                                           5-15 years               269,439                148,651
             Deferred financing costs                                    5 years                   21,000                 10,500
                                                                                               ----------             ----------
                                                                                               $  510,473             $  268,551
                                                                                               ==========             ==========

(2)  Adjustments to interest expense attributable to
         financing of acquisition of radio stations:
             Interest on $5,306,653 senior secured term
                 notes at 10.1%                                                                $  535,972             $  267,986
             Interest on $2,450,000 convertible subordinated
                 promissory notes at 7%                                                           171,500                 85,750
             Eliminate Treasure Radio historical interest                                        (261,222)               (98,096)
                                                                                               ----------             ----------
                                                                                               $  446,250             $  255,640
                                                                                               ==========             ==========

     The impact of a 1/8% change in interest rates would be to reduce income before taxes on income by approximately $9,700 for the year ended December 31, 1996 and $4,800 for the six months ended June 30, 1997. The above adjustments to interest expense do not reflect interest on the portion of the proceeds from the convertible subordinated promissory notes, described in the "Introduction" at page 24, which were not used to finance the acquisition of the radio stations. In addition, the extraordinary loss arising from the purchase of the Citicorp notes, previously reported in the Company's Form 10-Q filed for the quarterly period ended June 30, 1997, is not reflected in the accompanying pro forma condensed consolidated statements of operations.

(3)  Adjustments to taxes on income:
             Taxes on Treasure Radio historical income,
                 at Faircom's effective rate                                                   $   41,830             $   29,233
             Tax effects of pro forma adjustments, at
                 Faircom's effective rate                                                        (113,925)               (62,420)
             Increase in valuation allowance against net
                 operating loss carryforwards                                                      72,095                 33,187
                                                                                               ----------             ----------
                                                                                               $        -             $        -
                                                                                               ==========             ==========
     Treasure Radio was a partnership and, accordingly,
     taxes on income were paid by the individual partners.
     The state in which Treasure Radio operates does not
     permit the carryback of net operating losses. Due to
     the uncertainty as to future recoverability, a 100%
     valuation allowance has been provided against all
     deferred tax assets. State minimum taxes have not
     been provided for due to immateriality.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            FAIRCOM, INC.


Date: September 12, 1997                    By: /s/ Joel M. Fairman
                                                --------------------------
                                            Name: Joel M. Fairman
                                            Title: President